EXHIBIT 10.25
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                          OPTION AND LOCK-UP AGREEMENT

     THIS OPTION AND LOCK-UP AGREEMENT (the "Agreement") is entered into effective as of June 9, 2003, by and between MCL Trust (the "Shareholder"), a shareholder of AspenBio, Inc., a Colorado corporation (the "Company"), and the Company;

     WHEREAS, Shareholder beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) 1,085,060 shares of common stock, no par value per share of the Company (the "Common Stock");

     WHEREAS, Shareholder understands that the Company needs additional financing and believes that the grant of an option to purchase substantially all of the Shareholder's shares will improve the Company's prospects for obtaining additional financing;

     WHEREAS, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholder has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. Option to Purchase the Shares.
     ---------------------------------

     The Shareholder grants to the Company the option ( the "Option") to purchase from the Shareholder at any time commencing on the date hereof and continuing through September 30, 2003 ( the "Termination Date") up to 500,000 shares of Common Stock owned by Shareholder (the "Shares") at a purchase price of $0.20 per Share. The Company may exercise the Option at any time, and from time to time, prior to the Termination Date, upon notice to the Shareholder. Payment shall be made by check or wire transfer to the Shareholder upon transfer of the Shares.

     2. Lock-up on Transfer of Shares.
     ---------------------------------

          (a) The Shareholder agrees not, directly or indirectly, to sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (collectively, "Transfer") any rights with respect to any of the Shares, for a period commencing on the date hereof and continuing through the Termination Date, except as expressly provided herein.

          (b) The Shareholder also agrees not to Transfer any rights with respect to 526,554 shares of the Common Stock currently owned directly by the Shareholder for a period commencing on the date hereof and continuing through September 30, 2004 (the "Lock-Up Period") except as expressly provided herein. The foregoing restriction has been expressly agreed to preclude Shareholder from engaging in any hedging or other transaction during the Lock-Up Period that is designed to or reasonably expected to lead to or result in a Transfer of the Common Stock. Such prohibited hedging or other transaction would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

          (c) The Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's Transfer Agent against the Transfer of Common Stock held by Shareholder except in compliance with the terms and conditions of this Agreement.

          (d) The restrictions contained in this Agreement shall apply to Shareholder with respect to any and all Transfers of any of the Company's Common Stock with the exception of that Common Stock acquired by the Shareholder on the open market. In the event any Common Stock of Shareholder is subject to any involuntary transfer, whether by reason of death, bankruptcy or divorce proceedings or otherwise, the transferee of such Common Stock shall take such Common Stock subject to this Agreement. Any purported transfer of any Common Stock of Shareholder that is not in accordance with this Agreement shall be null and void, and shall not operate to transfer any right, title or interest in such Common Stock to the purported transferee. The Shareholder agrees that the Company shall not cause or permit the transfer of any Common Stock of Shareholder to be made on its books unless the transfer is permitted by this Agreement and has been made in accordance with its terms.

          (e) At such time as the closing price of the Common Stock (OTCBB:APNB) on the OTC Bulletin Board, or such other market as the Common Stock is then publicly traded, equals or exceeds each price target (the "Gateway Price") set forth on Schedule A hereto for a period of twenty consecutive trading days subsequent to the Termination Date, the corresponding percentage of Common Stock (the "Release Percentage") set forth on Schedule A multiplied by the total number of shares of Common Stock (the "Total Number") subject to this Agreement shall be released from the restrictions in this Agreement for so long as the price of the Common Stock remains equal to, or exceeds such Gateway Price. It is understood by Shareholder that no Shares shall be released pursuant to this Section 2(e) that are subject to the Option prior to the Termination Date. Any sale of Common Stock so released shall require duplicate confirmation (by Shareholder's broker and the Company) to the effect that it was consummated at or above the relevant Gateway Price.

          (f) In the event that Catherine Landmann is involuntarily terminated from the Company for any reason, the lock-up period and this agreement is null and void. The remaining stock is free to trade on the market without restriction.

     3. Representations, Warranties and Covenants of the Shareholder.
     ----------------------------------------------------------------

     Shareholder represents and warrants to, and agrees with, the Company that:

          (a) this Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder enforceable in accordance with its terms;

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

          (b) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or violation of, be in conflict with or constitute a default under any agreement or instrument to which Shareholder is a party or by which Shareholder may be affected or is bound;

          (c) Shareholder is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby; and

          (d) Shareholder is now, and will be at all times up to the Termination Date, the record and beneficial owner of the Shares which at such time is subject to Transfer restrictions pursuant to the terms hereof, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Agreement.

     4. Miscellaneous.
     -----------------

          (a) Specific Performance. Shareholder acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of Shareholder hereunder shall be specifically enforceable and Shareholder shall not take any action to impede the Company from seeking to enforce such right of specific performance. Shareholder agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of her obligations in this Agreement and hereby agrees to waive in any action for specific performance of any such obligation, the defense that a remedy at law would be adequate.

          (b) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given and shall be deemed to have been given w hen personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or one day after being sent by reputable overnight delivery service, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demand and communications to Shareholder and the Company will, unless another address is specified in writing, be sent to the address indicated below, except that notices of change of address shall only be effective upon receipt:

         If to Shareholder:

         MCL Trust
         ====================

         Fax:  ________________

         If to the Company:

         AspenBio, Inc.
         1585 S. Perry Street
         Castle Rock, CO 80104
         Fax:   (303) 798-8332

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

          (c) Assignment. This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Shareholder hereto without the prior written consent of the Company.

          (d) Governing Law. The internal law, without regard for conflicts of law principals, of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

          (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (g) Amendment Waiver. This Agreement may not be amended or waived except, (i) in a writing executed by the party against which such amendment or waiver is sought to be enforced, and (ii) without the expressed written consent of the Company. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          (h) Review by Shareholder. The Shareholder has had the opportunity to review this Agreement with legal counsel and other advisors as the Shareholder deemed advisable, prior to the Shareholder's execution of this Agreement, and the Shareholder has not relied on any advice of Patton Boggs LLP.

          (i) Complete Agreement. This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

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

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first written above.


ASPENBIO, INC.



By:  /s/ Roger D. Hurst                            /s/ Cathy Landmann
    ---------------------------                     ----------------------------
Name:   Roger D. Hurst                             Cathy Landmann, Title
Title:  President


/s/ Mark Landmann
---------------------------
Mark Landmann, Title
]
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